                                                                    EXHIBIT 10.9

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT dated as of September 30, 1999 (the "Guaranty") is given by Alterra Healthcare Corporation, a Delaware corporation (the "Partner" or "Alterra"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement referenced below.

                               W I T N E S S E T H

         WHEREAS, the Borrowers, HCR/Alterra Development, LLC, the Lenders and the Administrative Agent have entered into that certain Credit Agreement (each as defined below);

         WHEREAS, this Guaranty is a condition precedent to the obligations of the Lenders to make loans and extensions of credit to the Borrowers under the Credit Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partner hereby agrees as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      CERTAIN DEFINITIONS.

         Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement:

                  "Acquisition", by any Person, means the acquisition by such Person of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Alterra" means Alterra Healthcare Corporation, a Delaware corporation.

                  "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of Alterra or any of its Subsidiaries whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event).

                  "Borrowers" shall have the meaning set forth in the Credit Agreement.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" shall have the meaning set forth in the Credit Agreement.

                  "Change of Control" means, except as a result of a transaction permitted under Section 5.3, any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of Alterra (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Alterra.

                  "Closing Date" means  the date hereof.

                  "Consolidated Parties" means a collective reference to Alterra and its Subsidiaries, and "Consolidated Party" means any one of them.

                  "Consolidated Net Worth" means, as of any date, shareholders' equity or net worth of any Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Credit Agreement" means that certain Credit Agreement dated as of September 30, 1999 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), by and among Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders.

                  "Credit Documents" means a collective reference to the Credit Agreement, the Notes, the Alterra Guaranty Agreement, the HCR Guaranty Agreement, each Joinder Agreement, the Administrative Agent's Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
                                       2

                  "EBITDAR" means, for any period, with respect to Alterra and its Subsidiaries on a consolidated basis, earnings before Interest, taxes, depreciation, amortization and Rent plus the dollar amount of Alterra's minority interest in losses of unconsolidated Subsidiaries.

                  "Event of Default" means any of the events or circumstances specified in Section 6.

                  "Existing Credit Agreements" means those certain material credit agreements of Alterra and/or its Subsidiaries set forth on
         Schedule 1.1(a) hereto.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guaranteed Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under the Credit Agreement, the Notes, the Guaranty Agreements, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Operative Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Guarantors" shall have the meaning set forth in the Credit Agreement.

                  "Hedging Agreement" means any interest rate protection agreement or foreign currency exchange agreement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Operating Leases, (j) all obligations of such Person under Hedging Agreements, (k) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (l) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date (m) the principal portion of all obligations of such Person under Synthetic Leases and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

                  "Interest" means, for any period, the sum of all interest expense (as defined by GAAP), net of interest income of Alterra and its Subsidiaries on a consolidated basis for such period.

                  "Lenders" shall have the meaning set forth in the Credit Agreement.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Management Agreements" shall have the meaning set forth in the Credit Agreement.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets or liabilities of Alterra and its Subsidiaries taken as a whole,
         (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "Material Subsidiaries" means any Subsidiary of Alterra having 5% or more of the consolidated assets of Alterra and its Subsidiaries, and "Material Subsidiary" means any one of them.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Operative Party" shall have the meaning set forth in the Credit Agreement.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Rent" means, for any period, the sum of all lease expense (as defined pursuant to GAAP) of Alterra and its Subsidiaries on a consolidated basis for such period.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

                  "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property
         (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

                  "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (defined as shareholder's equity as defined by GAAP) less the total of (a) all assets which would be classified as intangible assets under GAAP, including without limitation, goodwill, trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (b) pre-opening costs, organizational costs and deferred financing costs and (c) advances or loans made to or receivables from any unconsolidated Affiliates of which Alterra owns less than fifty percent (50%) or any stockholder of Alterra or any Affiliate.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Guaranty shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 4.1 (or, prior to the delivery of the first financial statements pursuant to Section 4.1, consistent with the financial statements as at December 31, 1998); provided, however, if (a) Alterra shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Alterra to the Lenders as to which no such objection shall have been made.


                                    SECTION 2
                                    GUARANTY

         2.1      THE GUARANTY.

         The Partner hereby guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Administrative Agent as hereafter provided, as primary obligor and not as surety, (a) the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and (b) the timely performance of all other obligations of the Borrowers under the Credit Documents, including, without limitation, that the Eligible Projects will be constructed in accordance with the Credit Agreement and applicable law. The Partner hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Partner will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. The Partner further agrees to (x) assume all responsibility for the completion of the Eligible Projects and, at the Partner's own cost and expense, to cause the Eligible Projects to be fully completed in accordance with the plans and specifications provided to the Administrative Agent in accordance with the terms of the Credit Agreement, (y) pay all bills in connection with the construction of the Eligible Projects and (z) indemnify and hold the Lenders harmless from any and all loss, cost, liability or expense the Lenders may suffer by reason of any such failure to meet its obligations under clauses (x) or (y) above.

         The guaranty in this Section 2.1 is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to all Guaranteed Obligations whenever owing.

         2.2      GUARANTEED OBLIGATIONS UNCONDITIONAL.

         The obligations of the Partner under Section 2.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Partner hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Partner hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to the Partner, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents or Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected;

                  (e) any addition, substitution, replacement or release of a Borrower pursuant to the terms of the Credit Agreement, with or without the consent of the Partner or with or without any notice of such addition, substitution, replacement or release being provided to the Partner; or

                  (f) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Partner) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Partner).

With respect to its obligations hereunder, the Partner hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of this Guaranty and of extensions of credit which may constitute Guaranteed Obligations, notice of amendments, waivers or supplements to the Credit Documents or Hedging Agreements or the compromise, release or exchange of collateral or security and all other notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         2.3      REINSTATEMENT.

         Neither the Partner's obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Partner under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Partner agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         2.4      CERTAIN ADDITIONAL WAIVERS.

         The Partner agrees that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Borrowers under the Credit Agreement, any Hedging Agreement or any collateral securing the Guaranteed Obligations or otherwise, and the Partner agrees not to assert any right to require the Administrative Agent and the Lenders to proceed against any Borrower or any other Person (including any co-guarantor) or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. The Partner further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Guaranteed Obligations so long as any amounts payable to the Administrative Agent or the Lenders in respect of the Guaranteed Obligations shall remain outstanding (other than contingent indemnification obligations) and until all of the Commitments shall have expired or been terminated. The Partner further acknowledges and agrees that nothing contained in this Guaranty shall prevent the Administrative Agent or the Lenders from suing any Borrower in respect of his obligations under the Credit Agreement, any Hedging Agreement and the other Credit Documents or foreclosing on any security interest or lien on any collateral securing the Guaranteed Obligations or from exercising any other rights available to the Administrative Agent and the Lenders under the Credit Documents or Hedging Agreements if neither the Borrowers nor the Partner timely perform their obligations, and the exercise of any of such rights and completion of any such foreclosure proceedings shall not constitute a discharge of any of the Partner's obligations hereunder unless as a result thereof the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations) and all of the Commitments shall have terminated or expired, it being the purpose and intent that the Partner's obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

         2.5      REMEDIES.

         The Partner agrees that, to the fullest extent permitted by law, as between the Partner, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable (as provided in Section 9.2 of the Credit Agreement) for purposes of Section 2.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Partner for purposes of Section 2.1.

         2.6      FURTHER REPRESENTATIONS AND WARRANTIES.

         The Partner agrees that the Administrative Agent and the Lenders will have no obligation to investigate the financial condition or affairs of any Borrower for the benefit of the Partner nor to advise the Partner of any fact respecting, or any change in, the financial condition or affairs of any Borrower which might come to the knowledge of the Administrative Agent or any Lender at any time, whether or not the Administrative Agent or any Lender knows or believes or has reason to know or believe that any such fact or change is unknown to the Partner or might (or does) materially increase the risk of the Partner as Partner or might (or would) affect the willingness of the Partner to continue as a guarantor with respect to the Guaranteed Obligations.

         2.7      ADDITIONAL LIABILITY OF PARTNER.

         If the Partner is or becomes liable for any indebtedness owing by any Borrower to the Administrative Agent or any Lender by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and the Partner's liability hereunder shall not be in any manner impaired or reduced thereby.


                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

         Alterra hereby represents to the Administrative Agent and each Lender that:

         3.1      FINANCIAL CONDITION.

         The financial statements delivered to the Lenders pursuant to Section 4.1(a) and (b), (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the financial condition, results of operations and cash flows of Alterra and its Subsidiaries as of such date and for such periods. Since December 31, 1998, (i) there has been no sale, transfer or other disposition by Alterra or its Subsidiaries of any material part of the business or material property of Alterra and its Subsidiaries, and (ii) no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to financial condition of Alterra and its Subsidiaries, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Closing Date (other than the liabilities of Alterra arising from the transactions contemplated by the Credit Documents), Alterra and its Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements, in the notes thereto or Alterra's report on Form 10-K or Form 10-Q, as applicable.

         3.2      NO MATERIAL CHANGE.

                  (a) Since December 31, 1998 (a) there has been no development or event relating to or affecting any Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

                  (b) Since the Closing Date, except as otherwise permitted under this Guaranty, no dividends or other distributions have been declared, paid or made upon the Capital Stock in an Consolidated Party nor has any of the Capital Stock in any Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

         3.3      ORGANIZATION AND GOOD STANDING.

         Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and

(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

         3.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Alterra has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Alterra in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which Alterra is a party. This Guaranty has been, and each other Credit Document to which Alterra is a party will be, duly executed and delivered on behalf of Alterra. This Guaranty constitutes, and each other Credit Document to which Alterra is a party when executed and delivered will constitute, a legal, valid and binding obligation of Alterra enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Alterra will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         3.6      NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         3.7      OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets.

         3.8      LITIGATION.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Consolidated Party, threatened against a Consolidated Party which might reasonably be expected to have a Material Adverse Effect.

         3.9      TAXES.

         Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or
(ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Consolidated Party is aware of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         3.10     COMPLIANCE WITH LAW.

         Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

         3.11     ERISA.

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of Alterra, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting

         Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (c) Neither any Consolidated Party, nor any ERISA Affiliate has incurred, or, to the best knowledge of Alterra, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party, nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any of its Subsidiaries or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of Alterra, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

                  (f) Neither the execution and delivery of this Guaranty nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by Alterra in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in
         Section 11.16 of the Credit Agreement with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an

         "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

         3.12     SUBSIDIARIES.

         Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of Alterra.

         3.13     GOVERNMENTAL REGULATIONS, ETC.

                  (a) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (b) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                  (c) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

                  (d) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

                  (e) Each Consolidated Party and each of its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         3.14     ENVIRONMENTAL MATTERS.

                  (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any

         Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could reasonably be expected to give rise to a material liability under any applicable Environmental Laws.

                  (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or that could reasonably be expected to give rise to a material liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties, in each case by or on behalf of any Consolidated Party or any of its Subsidiaries in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Consolidated Party, threatened, under any Environmental Law to which any Consolidated Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, any of its Subsidiaries, the Properties or the Businesses.

                  (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to material liability under Environmental Laws.

         3.15     INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect.

         3.16     SOLVENCY.

         Each Consolidated Party is and, after consummation of the transactions contemplated by the Credit Agreement and this Guaranty, will be Solvent.

         3.17     DISCLOSURE.

         Neither this Guaranty, the Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         3.18     NO BURDENSOME RESTRICTIONS.

         No Consolidated Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         3.19     LABOR MATTERS.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of an Consolidated Party or any of its Subsidiaries, and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         3.20     YEAR 2000 COMPLIANCE.

         Each Consolidated Party has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Consolidated Party or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Based on the foregoing, Alterra believes that all computer applications that are material to its and any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                    SECTION 4
                              AFFIRMATIVE COVENANTS

         Alterra hereby covenants and agrees that, so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments thereunder shall have terminated:

         4.1      INFORMATION COVENANTS.

         Alterra will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related statements of cash flows for such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of Alterra to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Section 4.1(a) and 4.1(b) above, a certificate of an Executive Officer of Alterra, (i) demonstrating compliance with the financial covenants contained in Section 4.9 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (d) Parent Financial Statements. Promptly upon receipt thereof, a copy of all balance sheets or income statements, as of the end of any fiscal period, together with related statements of operations and retained earnings and of cash flows for such fiscal period or any other financial information with respect to the Parent.

                  (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

                  (f) Reports. Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party or any of its Subsidiaries in its capacity as such a holder.

                  (g) Notices. Upon obtaining knowledge thereof, Alterra will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action Alterra proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to Alterra or any of its Subsidiaries
         (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan and (iii) the occurrence of an event of default under any of the Management Agreements.

                  (h) ERISA. Upon obtaining knowledge thereof, Alterra will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Consolidated Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any of its Subsidiaries or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of Alterra, as appropriate, briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Consolidated Parties with respect thereto. Promptly upon request, the Consolidated Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Parties as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

         4.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a transaction permitted under Section 5.3, Alterra and each of its Material Subsidiaries will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         4.3      BOOKS AND RECORDS.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         4.4      COMPLIANCE WITH LAW.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         4.5      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that an Consolidated Party or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or
(ii) could reasonably be expected to have a Material Adverse Effect.

         4.6      INSURANCE.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         4.7      MAINTENANCE OF PROPERTY.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         4.8      PERFORMANCE OF OBLIGATIONS.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         4.9      FINANCIAL COVENANTS.

                  (a) Tangible Net Worth. The Tangible Net Worth of the Consolidated Parties on a consolidated basis shall, at all times during the term of the Credit Agreement (measured quarterly) be not less than the sum of $125,000,000 as of June 30, 1999 plus fifty percent (50%) of Alterra's net income (if positive) for each subsequent quarter plus seventy-five (75%) of the net proceeds to Alterra of any equity capital (or equity equivalent) securities offering received during such quarter.

                  (b) Ratio of EBITDAR to Interest and Rent. The ratio of EBITDAR to the sum of Interest plus Rent, measured quarterly as of the last day of each fiscal quarter of the Consolidated Parties during each of the fiscal years noted as follows shall be greater than or equal to:



            Fiscal Year                                          Ratio
            -----------                                          -----
              1999                                            1.40 to 1.0
              2000                                            1.40 to 1.0
              2001                                            1.50 to 1.0
              2002                                            1.50 to 1.0



         4.10     YEAR 2000 COMPLIANCE.

         Alterra will promptly notify the Administrative Agent in the event it discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                    SECTION 5
                               NEGATIVE COVENANTS

         Alterra hereby covenants and agrees that, so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         5.1      INDEBTEDNESS.

         Alterra will not, nor will it permit any Consolidated Party to, contract, create, incur, assume or permit to exist any Indebtedness if (a) the creation, incurrence, assumption or existence of such Indebtedness would directly or indirectly cause a Default or Event of Default or (b) such Indebtedness is not created, incurred, assumed or permitted to exist in the ordinary course of business on terms and conditions substantially similar as would be obtainable in a comparable arms-length transaction (considered in the context of the applicable transaction taken as a whole).

         5.2      NATURE OF BUSINESS.

         Alterra and each of its Material Subsidiaries will remain substantially engaged in the lines of business conducted by them on the Closing Date and related businesses thereto.

         5.3      CONSOLIDATION, MERGER, DISSOLUTION, ETC.

         Alterra will not, nor will it permit any Consolidated Party to, contract, create, incur, assume or permit to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), provided that, notwithstanding the foregoing provisions of this Section 5.3:

                  (a) Alterra may merge or consolidated with or into any Person, provided that:

                           (i) the Consolidated Net Worth of the surviving
                  corporation after giving effect to such merger or consolidation is at least equal to the Consolidated Net Worth of Alterra immediately prior to such merger or consolidation;

                           (ii) the surviving corporation is a publicly held
                  corporation immediately after giving effect to such merger or consolidation;

                           (iii) such Person is either (A) a company in the
                  healthcare business or hospitality business with experience operating and/or managing healthcare facilities or (B) a company with a minimum senior unsecured debt rating of at least "BBB" from S&P or "Baa2" from Moody's;

                           (iv) at least two of the four persons serving Alterra
                  immediately prior to such merger or consolidation in the capacities of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Alterra's officer with primary responsibility for new residences development and construction will serve in comparable or enhanced positions with the surviving corporation following such merger or consolidation;

                           (v) the Administrative Agent, in its sole reasonable
                  discretion, shall determine the Person or Persons that shall be required to assume the obligations of Alterra under this Guaranty following such merger or consolidation, including without limitation, Alterra's past, current and future obligations and liabilities under this Guaranty and each other Credit Document to which Alterra is a party pursuant to an assumption agreement in form and substance satisfactory to the Administrative Agent;

                           (vi) the Administrative Agent shall have received
                  such other documents, agreements, certificates, legal opinions and information (in form and substance satisfactory to the Administrative Agent) which may be reasonably requested by the Administrative Agent; and

                           (vii) no Default or Event of Default has occurred and
                  is continuing or would result therefrom.

                  (b) any Consolidated Party (other than Alterra) may merge or consolidate with any other Consolidated Party (including Alterra) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) if the merger or consolidation involves Alterra, Alterra is the surviving corporation,

                  (c) any Subsidiary of Alterra may merge with any Person in connection with an Asset Disposition permitted under Section 5.4;

                  (d) any Subsidiary of Alterra may dissolve , liquidate or wind up its affairs at any time provided that such disposition, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and

                  (e) any Subsidiary of Alterra may merge or consolidate with or into any Person, provided that:

                           (i) the Consolidated Net Worth of Alterra after
                  giving effect to such merger or consolidation is at least equal to the Consolidated Net Worth of Alterra immediately prior to such merger or consolidation;

                           (ii) The surviving corporation continues to be a
                  Subsidiary of Alterra immediately after giving effect to such merger or consolidation;

                           (iii) such Person is either (A) a company in the
                  healthcare business or hospitality business with experience operating and/or managing healthcare facilities or (B) a company with a minimum senior unsecured debt rating of at least "BBB" from S&P or "Baa2" from Moody's;

                           (iv) at least two of the four persons serving Alterra
                  immediately prior to such merger or consolidation in the capacities of Chief Financial Officer, Chief Operating Officer, Chief Financial Officer and Alterra's officer with primary responsibility for new residences development and construction will serve in comparable or enhanced positions with Alterra following such merger or consolidation;

                           (v) the Administrative Agent, in its sole discretion,
                  shall determine the Person or Persons that shall be required to join in the obligations of Alterra under this Guaranty following such merger or consolidation, including without limitation, Alterra's past, current and future obligations and liabilities under this Guaranty and each other Credit Document to which Alterra is a party pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent;

                           (vi) the Administrative Agent shall have received
                  such other documents, agreements, certificates, legal opinions and information (in form and substance satisfactory to the Administrative Agent); and

                           (vii) no Default or Event of Default has occurred and
                  is continuing or would result therefrom.

         5.4      ASSET DISPOSITIONS.

         Alterra will not, nor will it permit any Consolidated Party to, contract, create, incur, assume or permit to, make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) if (a) a Default or Event of Default would be directly or indirectly caused as a result thereof or (b) such Asset Disposition is not in the ordinary course of business and does not contain terms and conditions substantially similar as would be obtainable in a comparable arms-length transaction (considered in the context of the applicable business taken as a whole).

         5.5      RESTRICTED PAYMENTS.

         Alterra will not, nor will it permit any Consolidated Party to, contract, create, incur, assume or permit to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person,(b) to make cash dividends or other cash distributions payable from any Consolidated Party (directly or indirectly through Subsidiaries) to Alterra, (c) to make payments to acquire the Capital Stock of any Person holding any equity interest in any Subsidiary of Alterra pursuant to the exercise of put or call options contained in the organizational documents (as the same may be amended from time to time) of such Subsidiary, (d) any Subsidiary of Alterra may make dividends or distributions to any shareholders of such Subsidiary so long as such dividends or distributions are made with cash flow generated by the assets of such Subsidiary, (e) to make payments or distributions in connection with any merger or consolidation permitted by Section 5.3, (f) to make payments to redeem rights issued pursuant to Alterra's rights plan, (g) to retire any convertible securities of Alterra which may become due and (h) to refinance or replace existing convertible securities of Alterra with another issuance of convertible securities or Capital Stock of equivalent amount.

         5.6      TRANSACTIONS WITH AFFILIATES.

         Except for the Management Agreements and any payments permitted by
Section 5.5, Alterra will not, nor will it permit any Consolidated Party to, contract, create, incur, assume or permit to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (i) normal compensation and reimbursement of expenses of officers and directors, (ii) except as otherwise specifically limited in this Guaranty Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate(considered in the context of the applicable transaction taken as a whole) and (iii) inter-company transfers by and among Alterra and its wholly-owned Subsidiaries.

         5.7      FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         Alterra will not, nor will it permit any Consolidated Party to, contract, create, incur, assume or permit to, (a) change its fiscal year without the prior written consent of the Required Lenders or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner that would reasonably be likely to adversely affect the Lenders.

                                    SECTION 6
                                EVENTS OF DEFAULT

         6.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Guaranty. The guaranty given by Alterra hereunder shall cease to be in full force and effect, or Alterra or any Person acting by or on behalf of Alterra shall deny or disaffirm Alterra's obligations under this Guaranty, or Alterra shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to this Guaranty; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by Alterra herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c) Covenants.  Alterra shall

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 4.2, 4.4 or 5.1 through 5.7, inclusive;

                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 4.1(a) or (b) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of Alterra becoming aware of such default or notice thereof by the Administrative Agent;

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 6.1) contained in this Guaranty and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of Alterra becoming aware of such default or notice thereof by the Administrative Agent; or

                  (d) Other Credit Documents. (i) Alterra shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or Alterra shall so state in writing; or

                  (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to Alterra or with respect to any Subsidiary or Subsidiaries of Alterra having 5% of more of the consolidated assets of the Consolidated Parties; or

                  (f) Defaults under Other Agreements.

                           (i) The occurrence of an "Event of Default" under the
                  Credit Agreement;

                           (ii) The occurrence of an "Event of Default" under
                  the HCR Guaranty Agreement;

                           (iii) Alterra or any of its Subsidiaries shall
                  default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition or any contract or lease; or

                           (iv) With respect to any Indebtedness of Alterra or
                  any of its Subsidiaries in an aggregate principal amount in excess of $25,000,000 (including, without limitation, any Indebtedness under the Existing Credit Agreements) (A) Alterra or one of its Subsidiaries shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness or (B)(i) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

                  (g) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties and its Subsidiaries involving a liability of $25,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (h) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party, any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative

         Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party, any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (i) Ownership. There shall occur a Change of Control; or

                  (j) Management Agreements. (a) There shall occur a default or event of default under any Management Agreement, or (b) any Management Agreement shall be terminated without the prior written consent of the Required Lenders.

         6.2      REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6 of the Credit Agreement) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6 of the Credit Agreement), the Administrative Agent may, or shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties, enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents (including, without limitation, this Guaranty), all rights and remedies against the Partner and all rights of set-off.


                                    SECTION 7
                                  MISCELLANEOUS

         7.1      CUMULATIVE RIGHTS.

         All rights of the Administrative Agent and the Lenders hereunder or otherwise arising under any documents executed in connection with or as security for the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Administrative Agent or any Lender and without affecting or impairing the liability of Alterra.

         7.2      USURY.

         Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Alterra of interest in excess of the maximum rate or amount that Alterra may be required or permitted to pay pursuant to any applicable law. In the event any such interest is collected, it shall be applied in reduction of Alterra's obligations hereunder, and the remainder of such excess collected shall be returned to Alterra once such obligations have been fully satisfied.

         7.3      EXPENSES; INDEMNIFICATION.

                  (a) Alterra agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of the Credit Agreement, the other Credit Documents (including, without limitation, this Guaranty), and the other documents to be delivered thereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect hereto and thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. Alterra further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents (including, without limitation, this Guaranty) and the other documents to be delivered pursuant thereto.

                  (b) Alterra agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents (including, without limitation, this Guaranty), any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 4.3 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Alterra agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents (including, without limitation, this Guaranty), any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) Without prejudice to the survival of any other agreement of Alterra hereunder, the agreements and obligations of Alterra contained in this Section 7.3 shall survive the repayment of the Guaranteed Obligations.

         7.4      ENVIRONMENTAL INDEMNITY.

         The Partner agrees that its will reimburse the Lenders for and hereby hold the Lenders harmless from all fines or penalties made or levied against any of the Lenders by any Governmental Authority as a result of or in connection with (i) the use of Materials of Environmental Concern at any of the Real Properties, (ii) the use of Materials of Environmental Concern at the Facilities thereon, or (iii) the use, generation, storage, transportation, discharge, release or handling of any Materials of Environmental Concern at any of the Real Properties, or as a result of any release of any Materials of Environmental Concern onto the ground or into the water or air from or upon any of the Real Properties at any time. The Partner also agrees that it will reimburse the Lenders for and indemnify and hold the Lenders harmless from any and all costs and expenses (including reasonable attorneys' fees) and for all civil judgments or penalties incurred, entered, assessed, or levied against any of the Lenders as a result of any Borrower's use of Materials of Environmental Concern at any of the Real Properties or as a result of any release of any Materials of Environmental Concern on the ground or into the water or air by any Borrower from or upon any of the Real Properties. Such reimbursement or indemnification shall include but not be limited to any and all judgments or penalties to recover the costs of cleanup of any such release by any Borrower from or upon any of the Real Properties and all reasonable expenses incurred by the Lenders as a result of such a civil action, including but not limited to reasonable attorneys' fees. The Partner's obligations under this Section 7.4 shall survive the repayment of the Loans and any deed in lieu of foreclosure or any foreclosure of a Mortgage on a any of the Real Properties.

         7.5      RIGHT OF SET-OFF.

         After the occurrence of an Event of Default under the Credit Agreement, any Lender may set-off any matured obligation owed by Alterra under this Guaranty (to the extent beneficially owned or held by such Lender) against any obligation (whether or not matured) owed by such Lender to Alterra, regardless of the place of payment. If any obligation is unliquidated or unascertained, such Lender may set-off in any amount estimated by it in good faith to be the amount of that obligation.

         7.6      TERM OF GUARANTEE.

         This Guaranty shall continue in full force and effect until the Guaranteed Obligations are fully and indefeasibly paid, performed and discharged and all Commitments have expired or been terminated. This Guaranty covers the Guaranteed Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Administrative Agent or any Lender in stages or installments.


         7.7      THE ADMINISTRATIVE AGENT.

         In acting under or by virtue of this Guaranty, the Administrative Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

         7.8      SUCCESSORS AND ASSIGNS.

         This Guaranty shall be binding on and enforceable against Alterra and its successors and assigns; provided that, Alterra may not assign or transfer any of its obligations hereunder without prior written consent of the requisite Lenders as provided in the Credit Agreement. This Guaranty is intended for and shall inure to the benefit of the Administrative Agent and each Lender and each and every person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Administrative Agent" or "Lender" shall include and refer to each and every successor or assignee of the Administrative Agent or any Lender at any time holding or owning any part of or interest in any part of the Guaranteed Obligations. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Administrative Agent or any Lender of any of the Guaranteed Obligations the legal holder or owner of the Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by the Administrative Agent or any Lender) shall (except as otherwise stipulated by the Administrative Agent or any such Lender in its assignment) have and may exercise all of the rights granted to the Administrative Agent or such Lender under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. Alterra expressly waives notice of transfer or assignment by the Lenders of the Guaranteed Obligations, or any part thereof, or of the rights of the Administrative Agent or any Lender hereunder. Failure to give notice will not affect the liabilities of Alterra hereunder.

         7.9      APPLICATION OF PAYMENTS.

         Each of the Administrative Agent and the Lenders may apply any payments received by it from any source against that portion of the Guaranteed Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

         7.10     MODIFICATIONS.

         Subject to the terms of the Credit Agreement, this Guaranty and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by Alterra and the Administrative Agent.

         7.11     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:

         if to Alterra:

                  Alterra Healthcare Corporation
                  450 North Sunnyslope Road, Suite 300
                  Brookfield, Wisconsin  53005
                  Attn:  Mark Ohlendorf
                  Telephone:  (414) 641-7432
                  Telecopy:  (414) 789-6182

         with a copy to:

                  Rogers & Harding
                  2700 International Tower, Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303-1601
                  Attn:  Miriam J. Dent
                  Telephone:  (404) 522-4700
                  Telecopy:  (404) 525-2224

         if to the Administrative Agent:

                  Bank of America, N. A.
                  Agency Management
                  CA5-701-12-09
                  1455 Market Street
                  San Francisco, California  94103
                  Attn:  Christine Cordi
                  Telephone:  (415) 436-2790
                  Telecopy:    (415) 436-3425

         with a copy to:

                  Bank of America, N. A.
                  700 Louisiana Street, 8th Floor
                  Houston, Texas 77002
                  Attn: Scott Singhoff
                  Telephone:  (713) 247-6961

                  Telecopy:    (713) 247-6719

         7.12     TAXES.

         All payments made by the Partner under this Guaranty and any other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Guaranty or any other Credit Document. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender under this Guaranty or under any other Credit Document, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Guaranty and any other Credit Document, and (B) as promptly as possible thereafter the Partner shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Partner showing payment thereof. If the Partner fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Partner shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Guaranty and the other Credit Documents.

         7.13     SEVERABILITY.

         If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         7.14     GOVERNING LAW.

         This Guaranty and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the State of New York.

         7.15     WAIVER OF JURY TRIAL.

         To the extent permitted by law, each of the Administrative Agent and the Partner hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty or the transactions contemplated hereby.

         7.16     CONSENT TO JURISDICTION.

                  (a) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, each of the Partner, the Administrative Agent and the Lenders hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Partner, the Administrative Agent and the Lenders further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 7.11, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to (i) serve process or to commence legal proceedings in any other manner permitted by law or (ii) commence legal proceedings, exercise rights or otherwise proceed against the Collateral in any other jurisdictions as permitted by law or as deemed necessary or appropriate by the Administrative Agent or any Lender. Nothing herein shall affect the rights of Alterra to serve process or to commence legal proceedings in any other manner permitted by law.

                  (b) The Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in the courts referred to in Section 7.16(a). Each of the parties hereto hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 7.11. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

         7.17     HEADINGS.

         The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

         7.18     COUNTERPARTS.

         This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

         7.19     RIGHTS OF THE REQUIRED LENDERS.

         All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Partner has caused this Guaranty to be duly executed and delivered as of the day and year first above written.




PARTNER:                                    Alterra Healthcare Corporation
                                            a Delaware corporation

                                            By:  /s/Mark W. Ohlendorf
                                               --------------------------------
                                            Name:  Mark W. Ohlendorf
                                                 ------------------------------
                                            Title: Senior Vice President
                                                  -----------------------------


ACCEPTED:

BANK OF AMERICA, N.A.,
as Administrative Agent, on behalf of the Lenders


By:  /s/J. Gregory Seibly
   --------------------------------
Name:  J. Gregory Seibly
     ------------------------------
Title: Managing Director
      -----------------------------